UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2007

Regal Entertainment Group

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 865-922-1123

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 5, 2007, the Board of Directors (the “Board”) of Regal Entertainment Group (the “Company”) filled a vacancy on the Board with the appointment of Charles E. Brymer as a Class I director.  Mr. Brymer’s compensation for his services on the Board will be consistent with that of the Company’s other non-employee directors, as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2007.  Other than the standard compensation arrangements, there are no arrangements or understandings between Mr. Brymer and any other person pursuant to which he was appointed as a director.  Mr. Brymer is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.  The Company will enter into an indemnification agreement with Mr. Brymer in the form it has used for its other directors, as previously disclosed in a Current Report on Form 8-K, filed with the SEC on March 9, 2006.  The Board has determined that Mr. Brymer qualifies as an independent director under the applicable listing standards of the New York Stock Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL ENTERTAINMENT GROUP

Date: September 10, 2007	By:	/s/ Peter B. Brandow
Name: Peter B. Brandow
Title: Executive Vice President,
General Counsel and Secretary